CORPORATE PARTICIPANTS

Andres Viroslav RAIT Financial Trust — SVP, Managing Director -Corporate Communications

Scott Schaeffer RAIT Financial Trust — CEO

Jim Sebra RAIT Financial Trust — CFO, Treasurer

CONFERENCE CALL PARTICIPANTS

Jason Stewart Compass Point Research & Trading — Analyst

PRESENTATION

Operator

Welcome to the Q4 2013 RAIT Financial Trust earnings conference call. (Operator Instructions). I would now like to turn the call over to your host for today, Andres Viroslav, Managing Director -Corporate Communications. Please proceed, sir.

Andres Viroslav - RAIT Financial Trust — SVP, Managing Director -Corporate Communications

Good morning to everyone. Thank you for joining us today for the RAIT Financial Trust fourth quarter and fiscal 2013 financial results. On the call with me today are Scott Schaeffer, CEO, and Jim Sebra, RAIT’s CFO. This morning’s call is being web cast on our web site at www.raitft.com. There will be a replay today at approximately1 p.m. EST today. The dial-in for replay is 888-286-8010 with a confirmation code of 98992922.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made on this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could effect the accuracy of our expectations, or cause our future results to differ materially from those expectations. Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on form 8-K available at RAIT’s website. www.raitft.com, under investor relations. RAIT’s other SEC filings are also available through this link. RAIT does not undertake to update forward looking statements in this call, or with respect to matters described herein, except as may be required by law.

Now, I will turn the call over to RAIT’s CEO, Scott Schaeffer.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you all for joining the call today.

We are pleased to report a solid year of growth. Our results this year, when compared to 2012, demonstrate the strength and effectiveness of our commercial real estate platform. I would like to start with some highlights. Total revenues for the year increased 23%, to $247 million. Operating income increased 113%, to $65 million. Fee and other income increased 125%, to $29 million. AFFO for the year increased 64%, to $88 million.

We are reporting growth in all revenue categories: net interest margin, rental revenue, and fee income. This growth, when combined with stable credit performance within our existing portfolio, remains the key drivers of our performance.

Gross loan production was up over 60% in 2013 as we met our goal of originating over $600 million of loans. $170 million was funded during the fourth quarter. As we look forward, we expect loan origination volumes, especially in our shorter term floating rate bridge lending business, to increase significantly from 2013 levels. Our goal for 2014 is for total loan originations to exceed $1 billion, effectively doubling the 2013 loan production. At this point, we expect to originate more floating rate bridge loans in 2014, than fixed rate conduit loans. We recently announced the new facility with UBS to support the growth in our floating rate bridge lending business and we are currently aggregating loans for our second floating rate securitization which should close early in the second quarter. We then expect to follow up with another floating rate securitization in the third quarter of this year. We currently have in excess of $250 million of loans, consisting of $206 million of floating rate bridge loans, $53 million of fixed rate conduit loans, and a $2 million mezzanine-loan, which should close by the end of the first quarter.

During 2013, we sold $407 million of conduit loans into ten different CMBS transactions generating $18.4 million of fee income. Looking forward, and as expected, competition in the fixed rate conduit lending and securitization market has quickly increased. We expect this competition will result in tighter spreads and lower profitability than we have historically experienced on a loan by loan basis. In response to this additional competition, we are focused on increasing loan volumes in our floating rate bridge lending business where risk adjusted returns remain strong.

Our owned real estate continues to provide stability to the overall portfolio. The multi-family properties continue to perform well and experienced year-over-year same store rent growth of 5%.

Our subsidiary, Independence Realty Trust, an apartment property equity REIT, which we externally advise and consolidate, recently completed a secondary offering of common stock raising gross proceeds of $67 million. We expect to deploy all the capital from this offering by the end of the first quarter. RAIT currently owns 7 million shares, representing 39% of IRT’s outstanding common stock.

As a result of the performance across our core businesses in 2013, RAIT’s board announced our sixth consecutive quarterly common dividend increase to $0.16 per share for the fourth quarter of 2013. During 2013, RAIT declared $0.56 of common dividends per share, representing a 60% increase from 2012 common dividends of $0.35 per common share. The stock also performed well in 2013 increasing 59%.

At this point I would like to turn the call over to Jim to go through the financial results in more detail. Jim?

Jim Sebra - RAIT Financial Trust — CFO, Treasurer

Thank you, Scott.

AFFO for the fourth quarter was $0.34 per share, or $24.1 million, up $7.3 million, or 43% from the fourth quarter of 2012. Revenues increased $12.7 million quarter to quarter as lending continued to grow and we continued to grow our rental income from additional property ownership and occupancy and rental rate improvements. This revenue growth was offset by $5.9 million of additional expenses leading to operating income growth of $6.8 million quarter to quarter, a 60% increase over 2012.
We did report a GAAP net loss for the fourth quarter of 2013 of $134.5 million, or $1.90 per share due primarily to $144 million of non-cash fair value adjustments in the legacy Taberna portfolios.

Now, let’s turn to the annual results. For the year, AFFO was $87.7 million, up $34.3 million, or 64% from fiscal year 2012. AFFO per share increased 17%, to $1.29 for 2013, up from $1.10 for the year ended December 31, 2012.

Compared to 2012, investment interest income was up $17.4 million due to increased loan production, while investment interest expense was down $2.3 million, primarily due to reduced hedging costs offset by increased interest expense associated with our lending activities. During 2013 we reentered the securitization market and completed a RAIT sponsored floating rate CMBS securitization and issued $101 million in investment grade securities to finance $135 million of floating rate bridge loans. RAIT retained $34 million of equity in this transaction. We also sold $407 million of loans into 10 different CMBS transactions. For 2013, our loan production was $603 million, as compared to $375 million of loan production in 2012.

As we discussed previously, the interest rate hedges in our RAIT I and RAIT II securitizations are continuing to burn off. Based on the current one month LIBOR curve, we expect to see $3.9 million of reduced hedging costs this year, as compared to 2013, as hedges continue to expire according to their terms.

From a portfolio perspective, our credit statistics are stable with our non-accrual loans at $37 million, or 3.3% of our loan portfolio. This is a decrease of $32 million, or 46%, since 2012. Our current loan loss reserves are $22.9 million, or 62% of our non-accrual loans. We believe we are adequately reserved for future potential losses.

Rental income increased 10%, or $10.4 million, in 2013 as compared to 2012. This increase is a result of $4.3 million associated with four properties we acquired during 2013,$2.6 million from three properties acquired during 2012, and present for a full year in 2013, and $3.5 million from continued improvement in occupancy and rental rates across our real estate portfolio. With respect to our portfolio as a whole, multi-family occupancy at the end of 2013 was 92.2%, up from 90% at the end of 2012. Average office and retail occupancy was stable at approximately 73% at year end. Rental rates also continue to improve with multi-family rates increasing to $756 per-unit per-month at the end of the fourth quarter of 2013, a 4% increase since the fourth quarter of 2012.

Lastly, fee and other income is up $16 million in 2013 as compared to 2012 primarily due to the sale of $407 million of conduit loans which resulted in $18.4 million of profit during 2013.

With respect to our expenses, a couple items of note: Interest expense for 2013 is down $2.1 million compared to 2012, due to lower outstanding debt in 2013 as compared to 2012. Property operating expenses for 2013 increased by $4.4 million as compared to 2012. This increase is a result of $1.9 million associated with four new properties acquired during 2013 $1.7 million from three properties acquired during 2012 and present for a full year in 2013, and $900,000 of increases in the existing properties primarily for utilities, real estate taxes, and property insurance.

Overall the net operating income of our real estate portfolio was $53.3 million in 2013, an increase of $5.9 million, or 12%, from 2012.

Combined compensation and administrative expenses are down to approximately17% of total revenue in 2013 as compared to 19% of total revenue in 2012. We continue to manage our expenses effectively as we grow the business.

Loan loss provisions increased to $3 million in 2013, from $2 million in 2012 as our portfolio of on-balance sheet loans increased in 2013.

For 2013, operating income was $64.9 million, a 113% increase over 2012 operating income of $30.5 million. That is a $34.4 million increase year to year.

As with prior results, we reported a GAAP net loss for 2013 of $308 million, or $4.54 per share. The GAAP net loss was attributable to $344 million of continued negative changes in the fair value of various financial instruments. The primary driver in the negative changes in the fair value of our financial instruments was an increase in the market price of legacy Taberna securitization liabilities during 2013, the effect of which narrows the gap between our adjusted book value and our GAAP book value. Please remember the changes in the fair value of our varied financial instruments are non-cash. As such, we believe that our presentation and discussion of AFFO is more indicative of our financial performance.

With respect to our CRE CDOs, we continue to meet all of the over-collateralization tests. CRE-1 reported an OC test of 127% above the required level of 116%. CRE-2 reported an OC test of 119% above the required level of 112%. These OC test results are largely unchanged compared to year end 2012.

As of year end, we continue to maintain good liquidity and capital available for investment. We ended the year with $486 million of capital available for investment comprised of $89 million of cash on hand, $219 million of availability under our two conduit warehouse lines, $143 million of availability under our bridge loan facility, and $35 million remaining commitment from Almanac’s affiliate.

In our continuing effort to maintain adequate capital for investment, we accessed the capital markets three times in the last 90 days. First, in December 2013, we completed a $125 million, 4% convertible debt offering for RAIT. We used the proceeds from this offering to repurchase $80 million of our 7% convertible debt. In January 2014 we completed a 10 million common share offering and raised net proceeds of $83 million. All of these proceeds are being used to fund our pipeline of loans. Lastly, in January 2014, Independence Realty Trust, our consolidated subsidiary, completed an 8 million common share offering and raised net proceeds of $63 million. We have already deployed approximately $29 million into an apartment property in Waukegan, Illinois, and expect to acquire additional apartment properties in the near term.

Scott, this concludes the financial report. Now back to you.

Scott Schaeffer - RAIT Financial Trust — CEO

Operator, let’s open the call up for questions at this time.

QUESTION AND ANSWER

Operator

(Operator Instructions). First question comes from Jason Stewart, with Compass Point. Please, proceed.

Jason Stewart - Compass Point Research & Trading — Analyst

Thank you. Good morning. On the fixed conduit business. Could you give us color about what is going on and the competitive dynamics of the market there? Is it loan structure, size, borrower demand that is causing a shift in expectations for volume there?

Scott Schaeffer - RAIT Financial Trust — CEO

It is additional competition from loan originators and funders. The borrower demand remains strong but there are more players in the marketplace today. There appear to be more coming in every day. What that is doing is driving down the spreads because it is a more competitive marketplace. Supply and demand theory. As you drive down the spreads it means that obviously, when you sell a loan, the profitability is lower. So, what we are indicating is that based upon the same volume, you will see going forward lower profitability. Although we do believe that we can increase volume from prior years.

Jason Stewart - Compass Point Research & Trading — Analyst

It looks like in the fourth quarter, if I can calculate this correctly, the gain on sale margin from the conduit was still in the high 3% range. So not much degradation in margin yet, but we should expect it to occur in 2014. Or is my math off?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes, that’s correct.

Jason Stewart - Compass Point Research & Trading — Analyst

In the direct real estate lending there is a line in the release that talks about opportunistic acquisitions. In the past it has been that if you can buy a property from some owner that you have an interest in already that is the strategy. Is that the strategy going forward or do you think you will make more direct open market acquisitions of direct real estate?

Scott Schaeffer - RAIT Financial Trust — CEO

It is the strategy as you laid it out. Where we see an opportunity to acquire property off market, typically where we already have some relationship with the seller, that is what we are looking to do. We are not out, actively within RAIT, seeking to acquire properties. IRT is out seeking to acquire multi-family properties but that is Independence Realty Trust, that is not RAIT.

Jason Stewart - Compass Point Research & Trading — Analyst

One last one. I know that you typically provided some guidance, at least last year, and it has been very helpful for folks. Is that something you expect to give investors guidance on this year for cash flow?

Scott Schaeffer - RAIT Financial Trust — CEO

We do. We are just tightening up our numbers based upon the competition in the conduit space and the increase in bridge on balance sheet lending. We want to make sure that the assumptions we are using are accurate and we expect to have something available in the near term.

Jason Stewart - Compass Point Research & Trading — Analyst

Great, thanks.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

(Operator Instructions). At this time we have no further questions. I will now turn the call over to Me. Scott Schaeffer, CEO, for closing.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you. We continue executing on our growth strategy, and look forward to sharing our progress with you next quarter. Thank you for joining our call today and your continued interest in RAIT.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect, and have a great day.